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                                                                     Exhibit 4.2

                                 AMENDMENT NO. 1
                                       TO
                             STOCKHOLDERS AGREEMENT

         THIS AMENDMENT NO. 1 (this "Amendment") TO STOCKHOLDERS AGREEMENT entered into as of September 20, 2000 (the "Stockholders Agreement") is dated as of ____________ __, 2001, by and among VCA Antech, Inc, a Delaware corporation (the "Company"), Green Equity Investors III, L.P., a Delaware limited partnership (the "Purchaser"), VCA Co-Investment Fund I, LLC, a Delaware limited liability company ("VCA I"), VCA Co-Investment Fund II, LLC, a Delaware limited liability company ("VCA II"), VCA Co-Investment Fund III, LLC, a Delaware limited liability company ("VCA III"), VCA Co-Investment Fund IV, LLC, a Delaware limited liability company ("VCA IV"), VCA Co-Investment Fund V, LLC, a Delaware limited liability company ("VCA V"), VCA Co-Investment Fund VI, LLC., a Delaware limited liability company ("VCA VI"), VCA Co-Investment Fund VII, LLC., a Delaware limited liability company ("VCA VII") and VCA Co-Investment Fund VIII, LLC., a Delaware limited liability company ("VCA VIII" and, together with VCA I, VCA II, VCA III, VCA IV, VCA V, VCA VI and VCA VII, the "VCA Co-Investment Funds"), GS Mezzanine Partners II, L.P., a Delaware limited partnership ("GS Mezzanine"), GS Mezzanine Partners II Offshore, L.P., an exempted limited partnership organized under the laws of the Cayman Islands ("GS Mezzanine Offshore," and, together with GS Mezzanine, the "GS Purchasers"), TCW Leveraged Income Trust, L.P., a Delaware limited partnership ("TCW I"), TCW Leveraged Income Trust II, L.P., a Delaware limited partnership ("TCW II"), TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership ("TCW III"), TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership ("TCW IV"), TCW/Crescent Mezzanine Trust II, a closed-end Delaware statutory business trust ("TCW V" and, together with TCW I, TCW II, TCW III and TCW IV, the "TCW Purchasers"), The Northwestern Mutual Life Insurance Company, a Wisconsin corporation ("Northwestern" and, together with the GS Purchasers and the TCW Purchasers, the "Mezzanine Purchasers"), and each of the management or employee stockholders named on the signature pages to the Stockholders Agreement (collectively, the "Management Stockholders" and, individually, a "Management Stockholder"). Each of the parties to the Stockholders Agreement, as amended by this Amendment (other than the Company) and any other Person who in accordance with the terms of the Stockholders Agreement shall become a party to, or agree to be bound by the terms of, the Stockholders Agreement, as amended by this Amendment, after the date hereof is sometimes hereinafter referred to, individually, as a "Stockholder" and, collectively, as "Stockholders." The Purchaser and the VCA Co-Investment Funds are sometimes herein referred to, individually, as an "Investor" and, collectively, as "Investors." Capitalized terms used and not defined herein shall have those meanings ascribed to them in the Stockholders Agreement.

                                  R E C I T A L

         WHEREAS, On September 20, 2000, the Company completed a recapitalization transaction (the "Recapitalization") pursuant to the terms and conditions of that certain

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         Amended and Restated Agreement and Plan of Merger dated as of August
11, 2000 (the "Merger Agreement").

         WHEREAS, as a condition precedent to the closing under the Merger Agreement, the Company and the Stockholders executed and delivered the Stockholders Agreement;

         WHEREAS, Article 6 of the Stockholders Agreement provides that specified provisions of the Stockholders Agreement, including the provisions of
Section 2.8 of the Stockholders Agreement, terminate on the date of a Public Offering Event; and

         WHEREAS, the Company and each of the Stockholders desire, for their mutual benefit and protection, to enter into this Amendment to modify the terms of each Call Option set forth in Section 2.8 of the Stockholders Agreement and to modify the termination provisions of Article 6 as applicable to Section 2.8 of the Stockholders Agreement.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.    Upon the occurrence of a Public Offering Event:

               1.1 Antin Call Option. Call Option rights shall expire on
                   -----------------
one-half of the Antin Callable Shares. Call Option rights shall expire on the remaining Antin Callable Shares in equal monthly installments over the six month period commencing on the date of the Public Offering Event, as though the Public Offering Event occurred on October 1, 2001. The term "Antin Vesting Period" in the Stockholders Agreement is revised to reflect the provisions of this Section 1.1.

               1.2 Executive Employee Call Option. Call Option rights shall
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expire on one-half of each Executive Employee's Executive Callable Shares. Call
Option rights shall expire on one-half of the remaining Executive Callable Shares of each Executive Employee six months following the date of the Public Offering Event, and on the other one-half of the remaining Executive Callable Shares of each Executive Employee, one year following the date of the Public Offering Event, in each case as though the Public Offering Event occurred on October 1, 2001. The term "Executive Vesting Period" in the Stockholders Agreement is revised to reflect the provisions of this Section 1.2.

               1.3 Management Employee Call Option. Call Option rights shall
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expire on one-half of each Management Employee's Management Callable Shares.
Call Option rights shall expire on the remaining Management Callable Shares of each Management Employee in equal monthly installments over the twelve month period commencing seven months following the date of the Public Offering Event, as though the Public Offering Event occurred on October 1, 2001. The term "Management Vesting Period" in the Stockholders Agreement is revised to reflect the provisions of this Section 1.3.

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          1.4 Article 6 of the Stockholders Agreement is amended and restated to read in its entirety as follows:

     Subject to the next succeeding sentence, this Agreement shall terminate ten
(10) years from the date of this Agreement with respect to all rights and obligations pertaining to Common Shares and this Agreement shall terminate twelve (12) years from the date of this Agreement with respect to all rights and obligations pertaining to Preferred Shares. If any rights and obligations provided in Article 1, Article 3, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8.4 or Section 2.9 of this Agreement have not terminated earlier in accordance with the preceding sentence, such rights and obligations shall terminate on the date of a Public Offering Event.

     2. Except as amended by this Amendment, the Stockholders Agreement will continue unmodified and in full force and effect.

     3. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                      [Signature Page Immediately Follows]

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

                               VCA ANTECH, INC.



                               By:____________________________________________
                                   Name:
                                   Title:



                               GREEN EQUITY INVESTORS III, L.P.

                               By:  GEI Capital III, LLC, its general partner



                               By:____________________________________________
                                   Name:  John Danhakl
                                   Title:  Manager

                               GS MEZZANINE PARTNERS II, L.P.

                               By:  GS MEZZANINE ADVISORS II, L.L.C.,
                                    its general partner

                               By:____________________________________________
                                   Name:
                                   Title:




                               _______________________________________________
                               Robert L. Antin

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